Exhibit 99.1
Starbucks Reports Q4 and Full Year Fiscal 2019 Results
Q4 Comparable Store Sales Up 5% Globally, Led by 6% Comp Growth in the U.S. and 5% Comp Growth in China
Global Net Store Growth of 7% Versus Prior Year, Led by 17% Net Store Growth in China
GAAP EPS of $0.67; Non-GAAP EPS of $0.70, Up 13% Year-Over-Year
Active Starbucks® Rewards Membership in the U.S. Up 15% Year-Over-Year to 17.6 Million
Returned $12 Billion to Shareholders in Fiscal 2019; Announces Quarterly Dividend Increase of 14% to $0.41 Per Share
Introduces Fiscal 2020 Outlook Reaffirming Long-term Operating Growth Model

SEATTLE; October 30, 2019 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal fourth quarter and 52-week fiscal year ended September 29, 2019. GAAP results in fiscal 2019 and fiscal 2018 include items which are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

“I’m very pleased with our strong finish to fiscal 2019, as we sustained positive momentum across each of our business segments,” said Kevin Johnson, president and ceo. “Our U.S. business delivered 6% comparable store sales growth in the fourth quarter, while China grew comparable store sales by 5% and total transactions by 13%. Our strong performance throughout fiscal 2019 gives us confidence in a robust operating outlook for fiscal 2020.”

“We are making meaningful progress against our strategic priorities while streamlining the company, bringing more focus and discipline to everything we do. The investments we are making for the long term---in our partners, our stores, beverage innovation and digital---are collectively delivering an elevated Starbucks Experience, as evidenced by all-time-high customer connection scores in the fourth quarter. This long-term focus is instrumental to how we are building an enduring company,” concluded Johnson.

Q4 Fiscal 2019 Highlights

•	Global comparable store sales up 5%, driven by a 3% increase in average ticket and a 2% increase in comparable transactions

◦	Americas and U.S. comparable store sales up 6%, both driven by a 3% increase in average ticket and a 3% increase in comparable transactions

◦	International comparable store sales up 3%, driven by a 3% increase in average ticket and a 1% increase in transactions; China comparable store sales increased 5%, with comparable transactions up 2%

•	The company opened 630 net new stores in Q4, yielding 31,256 stores at the end of the quarter, a 7% increase over the prior year

•	Consolidated net revenues of $6.7 billion grew 7% over the prior year

◦	Consolidated net revenues grew 10% over the prior year adjusted for unfavorable impacts of approximately 3% from Streamline-driven activities

◦
Streamline-driven activities include the licensing of our CPG and Foodservice businesses to Nestlé following the close of the transaction on August 26, 2018, and the conversion of certain international retail operations from company-operated to licensed models

•
GAAP operating margin expanded 90 basis points year-over-year to 16.1%, primarily due to sales leverage, cost savings initiatives, lapping prior-year Nestlé transaction-related costs and lower restructuring and impairment charges, partially offset by growth in wages and benefits, increased investments in labor hours and the 2019 Starbucks Leadership Experience

◦
Non-GAAP operating margin of 17.2% declined 90 basis points compared to the prior year. Excluding a 30-basis point unfavorable impact from Streamline-driven activities, non-GAAP operating margin declined by approximately 60 basis points compared to the prior year

•	GAAP Earnings Per Share of $0.67, up 20% over the prior year

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◦	Non-GAAP EPS of $0.70, up 13% over the prior year, inclusive of a 4% benefit from income tax rate favorability

•	The company returned $2.7 billion to shareholders through a combination of share repurchases and dividends

•	Starbucks® Rewards loyalty program grew to 17.6 million active members in the U.S., up 15% year-over-year

Full Year Fiscal 2019 Highlights

•	Global comparable store sales up 5%, driven by a 3% increase in average ticket and a 1% increase in comparable transactions

◦	Americas and U.S. comparable store sales up 5%, both driven by a 3% increase in average ticket and a 2% increase in comparable transactions

◦
International comparable store sales up 3%, driven by a 2% increase in average ticket and a 1% increase in comparable transactions; China comparable store sales increased 4%, with comparable transactions flat

•	Consolidated net revenues of $26.5 billion grew 7% over the prior year

◦	Consolidated net revenues grew 10% over the prior year adjusted for unfavorable impacts of approximately 2% from Streamline-driven activities and 1% from foreign currency translation

•	GAAP operating margin declined 30 basis points year-over-year to 15.4%

◦
Non-GAAP operating margin of 17.2% declined 80 basis points compared to the prior year. Excluding a 70-basis point unfavorable impact from Streamline-driven activities, non-GAAP operating margin declined by approximately 10 basis points compared to the prior year

•	GAAP Earnings Per Share of $2.92, down 10% over the prior year

◦	Non-GAAP EPS of $2.83, up 17% over the prior year, inclusive of a 7% benefit from income tax rate favorability

•	The company returned $12.0 billion to shareholders through a combination of share repurchases and dividends

Fiscal 2019 Re-segmentation
In the fourth quarter of fiscal 2019, the company realigned its operating segment reporting structure to better reflect the cumulative effect of its streamlining efforts. Specifically, the previous China/Asia Pacific ("CAP") segment and Europe, Middle East, and Africa ("EMEA") segment have been combined into one International segment. The company will continue to provide supplemental information on its two lead growth markets, the U.S. and China, in its quarterly earnings news releases in accordance with its "Growth at Scale" agenda.

Concurrently, results of Siren Retail, a non-reportable operating segment consisting of Starbucks ReserveTM Roastery & Tasting Rooms, Starbucks Reserve brand and Princi operations, which was previously included within Corporate and Other, is now reported within the Americas and International segments based on the geographical location of the operations.

Further, to better support the review of its results, the company changed the classification of certain costs. The most significant change was the reclassification of company-operated store occupancy costs from cost of sales to store operating expenses. The company also made certain other immaterial changes. These reclassifications have been retrospectively applied.

There was no impact to consolidated net revenues, consolidated operating income, or net earnings per share as a result of these changes.

Concurrent with the change in reportable segments and reclassification of certain operating expenses noted above, the company revised its prior period financial information to be consistent with the current period presentation.

Restated GAAP and non-GAAP quarterly financial information for FY18 and FY19 (through fiscal Q3) can be found on the Supplemental Financial Data page of our Investor Relations website (http://investor.starbucks.com).

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Q4 Americas Segment Results

	Quarter Ended		Change (%)
($ in millions)	Sep 29, 2019	Sep 30, 2018
Comparable Store Sales Growth (1)	6%	4%
Change in Transactions	3%	(1)%
Change in Ticket	3%	5%
Store Count	18,067	17,460	3%
Revenues	$4,651.4	$4,259.9	9%
Operating Income	$938.9	$890.8	5%
Operating Margin	20.2%	20.9%	(70) bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effect of fluctuations in foreign currency exchange rates and Siren Retail stores.

Net revenues for the Americas segment grew 9% over Q4 FY18 to $4.7 billion in Q4 FY19, primarily driven by 6% growth in comparable store sales, 607 net new store openings, or 3% store growth, over the past 12 months, and the impact of the adoption of new revenue recognition accounting for stored value card (SVC) breakage.

Operating income grew 5% to $938.9 million in Q4 FY19, up from $890.8 million in Q4 FY18. Operating margin of 20.2% declined 70 basis points, primarily due to the 2019 Starbucks Leadership Experience, growth in wages and benefits and increased investments in labor hours, partially offset by cost savings initiatives and sales leverage.

Q4 International Segment Results

	Quarter Ended		Change (%)
($ in millions)	Sep 29, 2019	Sep 30, 2018
Comparable Store Sales Growth (1)	3%	1%
Change in Transactions	1%	(1)%
Change in Ticket	3%	2%
Store Count	13,189	11,852	11%
Revenues	$1,572.1	$1,489.8	6%
Operating Income	$262.7	$222.4	18%
Operating Margin	16.7%	14.9%	180 bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effect of fluctuations in foreign currency exchange rates and Siren Retail stores.

Net revenues for the International segment grew 6% over Q4 FY18 to $1.6 billion in Q4 FY19, primarily driven by 1,337 net new store openings, or 11% store growth, over the past 12 months, and a 3% increase in comparable store sales, partially offset by a 5% revenue-dilutive impact of converting certain retail businesses to fully licensed markets.

Q4 FY19 operating income of $262.7 million grew 18% over Q4 FY18 operating income of $222.4 million. Operating margin expanded 180 basis points to 16.7%, primarily due to sales leverage, cost savings initiatives, labor efficiencies and the impact of the conversions of certain retail businesses to fully licensed markets, partially offset by growth in wages and benefits, unfavorable product mix shift and strategic investments.

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Q4 Channel Development Segment Results

	Quarter Ended		Change (%)
($ in millions)	Sep 29, 2019	Sep 30, 2018
Revenues	$508.1	$539.3	(6)%
Operating Income	$190.9	$190.8	—%
Operating Margin	37.6%	35.4%	220 bps

Net revenues for the Channel Development segment declined 6% from Q4 FY18 to $508.1 million in Q4 FY19, primarily due to licensing our CPG and Foodservice businesses to Nestlé following the close of the transaction on August 26, 2018.

Operating income of $190.9 million in Q4 FY19 was flat compared to Q4 FY18. Operating margin expanded 220 basis points to 37.6%, primarily due to lapping prior year costs associated with the establishment of the Global Coffee Alliance, including business taxes associated with the up-front payment and employee-related costs. This favorability was partially offset by the impact of our ownership changes, including licensing our CPG and Foodservice businesses to Nestlé and the sale of our Tazo brand.

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Fiscal 2020 Guidance
The company introduces the following fiscal year 2020 guidance (all growth targets are relative to fiscal year 2019 non-GAAP measures unless specified):

•	Global comparable store sales growth of 3% to 4%

•	Approximately 2,000 net new Starbucks stores globally

◦	Americas approximately 600 net new stores (3% to 4% growth in the U.S.)

◦	International approximately 1,400 net new stores (mid-teens growth in China)

•	Consolidated GAAP revenue growth of 6% to 8%

•	Consolidated operating income growth of 8% to 10%

•	Consolidated operating margin improving modestly

•	GAAP interest expense of approximately $415 to $425 million

•	GAAP and non-GAAP effective tax rate in the range of 22% to 24%

•	GAAP EPS in the range of $2.84 to $2.89

◦	Non-GAAP EPS in the range of $3.00 to $3.05

•	Capital expenditures of approximately $1.8 billion

Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release.

The company will provide additional information regarding its business outlook during its regularly scheduled quarterly earnings conference call; this information will also be available following the call on the company's website at http://investor.starbucks.com.

Company Updates

1.
In July, Starbucks opened its first Starbucks NowTM store in Beijing, China. The new express store format integrates Starbucks store environment with the company's Mobile Order & Pay technology and Starbucks® Delivers into one seamless and convenient experience for customers.

2.
In September, Starbucks hosted over 12,000 store managers and field operations leaders at its largest ever Leadership Experience. The three-day conference held in Chicago was designed to help strengthen leadership capabilities and solidify the foundation of an enduring company.

3.
In September, Starbucks welcomed three new appointees to its Board of Directors: Richard E. Allison, Jr., Chief Executive Officer of Domino's; Andrew Campion, Executive Vice President and Chief Financial Officer of Nike; and Isabel Ge Mahe, Apple's Vice President and Managing Director of Greater China. These appointments increased Starbucks Board of Directors to 13 members.

4.	The company repurchased 23.5 million shares of common stock in Q4 fiscal 2019; approximately 29.2 million shares remain available for purchase under the current authorization.

5.	The Board of Directors declared a cash dividend of $0.41 per share, an increase of 14%, payable on November 29, 2019, to shareholders of record as of November 13, 2019.

Conference Call
Starbucks will hold a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Kevin Johnson, president and ceo, and Patrick Grismer, cfo. The call and selected presentation materials will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Thursday, November 28, 2019.

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About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with more than 31,000 stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at stories.starbucks.com or www.starbucks.com.

Forward-Looking Statements
Certain statements contained herein are “forward-looking” statements within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “outlook,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements include statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding our diversified business model, the strength, resilience, momentum, and potential of our business, operations, and brand, the impacts, benefits, goals and expectations of our Streamline-driven initiatives and long-term investments, the execution and anticipated impact of our “Growth at Scale”
agenda, with a focus on our two lead growth markets of the U.S. and China, expanding the global reach of the Starbucks brand through our Global Coffee Alliance with Nestlé, increasing shareholder returns, the company's position to deliver predictable and sustainable results, building an enduring company, and the creation of meaningful long-term value for shareholders, the estimated impact of the changes in U.S. tax law, net new stores, outlook, guidance and projections for revenues, earnings per share, operating income, operating margins, comparable store sales, capital expenditures, interest expense, G&A expenses, tax rates, and our fiscal 2020 financial targets, fiscal 2020 guidance and long-term G&A expense guidance. These forward-looking statements are based on currently available operating, financial, and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, fluctuations in U.S. and international economies and currencies, our ability to preserve, grow, and leverage our brands, potential negative effects of incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination, or mislabeling, potential negative effects of material breaches of our information technology systems to the extent we experience a material breach, material failures of our information technology systems, costs associated with, and the successful execution of the company’s initiatives and plans, including the integration the East China business and successful execution of our Global Coffee Alliance with Nestlé, the acceptance of the company’s products by our customers, our ability to obtain financing on acceptable terms, the impact of competition, the prices and availability of coffee, dairy, and other raw materials, the effect of legal proceedings, the effects of changes in U.S. tax law and related guidance and regulations that may be implemented, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended September 30, 2018. The company assumes no obligation to update any of these forward-looking statements.

Non-GAAP Financial Measures
Certain non‐GAAP measures included in our press release were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward‐looking basis. The company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include acquisitions, divestitures, restructuring and other items. The unavailable information could have a significant impact on the company’s GAAP financial results.

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Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Durga Doraisamy	Reggie Borges
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Sep 29, 2019	Sep 30, 2018	% Change	Sep 29, 2019	Sep 30, 2018

				As a % of total net revenues
Net revenues:
Company-operated stores	$5,480.1	$5,060.1	8.3%	81.2%	80.3%
Licensed stores	734.7	683.6	7.5	10.9	10.8
Other	532.2	559.9	(4.9)	7.9	8.9
Total net revenues	6,747.0	6,303.6	7.0	100.0	100.0
Cost of sales	2,139.6	2,018.7	6.0	31.7	32.0
Store operating expenses	2,709.5	2,438.1	11.1	40.2	38.7
Other operating expenses	91.6	161.2	(43.2)	1.4	2.6
Depreciation and amortization expenses	344.7	326.6	5.5	5.1	5.2
General and administrative expenses	458.4	444.9	3.0	6.8	7.1
Restructuring and impairments	11.8	45.2	(73.9)	0.2	0.7
Total operating expenses	5,755.6	5,434.7	5.9	85.3	86.2
Income from equity investees	91.9	87.7	4.8	1.4	1.4
Operating income	1,083.3	956.6	13.2	16.1	15.2
Net gain resulting from divestiture of certain operations	—	2.9	nm	—	—
Interest income and other, net	16.4	36.2	(54.7)	0.2	0.6
Interest expense	(95.7)	(63.8)	50.0	(1.4)	(1.0)
Earnings before income taxes	1,004.0	931.9	7.7	14.9	14.8
Income tax expense	201.5	175.5	14.8	3.0	2.8
Net earnings including noncontrolling interests	802.5	756.4	6.1	11.9	12.0
Net earnings/(loss) attributable to noncontrolling interests	(0.4)	0.6	nm	—	—
Net earnings attributable to Starbucks	$802.9	$755.8	6.2	11.9%	12.0%
Net earnings per common share - diluted	$0.67	$0.56	19.6%
Weighted avg. shares outstanding - diluted	1,205.6	1,348.7
Cash dividends declared per share	$0.41	$0.36
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				49.4%	48.2%
Effective tax rate including noncontrolling interests				20.1%	18.8%

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	Year Ended			Year Ended
	Sep 29, 2019	Sep 30, 2018	% Change	Sep 29, 2019	Sep 30, 2018

				As a % of total net revenues
Net revenues:
Company-operated stores	$21,544.4	$19,690.3	9.4%	81.3%	79.7%
Licensed stores	2,875.0	2,652.2	8.4	10.8	10.7
Other	2,089.2	2,377.0	(12.1)	7.9	9.6
Total net revenues	26,508.6	24,719.5	7.2	100.0	100.0
Cost of sales	8,526.9	7,930.7	7.5	32.2	32.1
Store operating expenses	10,493.6	9,472.2	10.8	39.6	38.3
Other operating expenses	371.0	554.9	(33.1)	1.4	2.2
Depreciation and amortization expenses	1,377.3	1,247.0	10.4	5.2	5.0
General and administrative expenses	1,824.1	1,708.2	6.8	6.9	6.9
Restructuring and impairments	135.8	224.4	(39.5)	0.5	0.9
Total operating expenses	22,728.7	21,137.4	7.5	85.7	85.5
Income from equity investees	298.0	301.2	(1.1)	1.1	1.2
Operating income	4,077.9	3,883.3	5.0	15.4	15.7
Gain resulting from acquisition of joint venture	—	1,376.4	nm	—	5.6
Net gain resulting from divestiture of certain operations	622.8	499.2	24.8	2.3	2.0
Interest income and other, net	96.5	191.4	(49.6)	0.4	0.8
Interest expense	(331.0)	(170.3)	94.4	(1.2)	(0.7)
Earnings before income taxes	4,466.2	5,780.0	(22.7)	16.8	23.4
Income tax expense	871.6	1,262.0	(30.9)	3.3	5.1
Net earnings including noncontrolling interests	3,594.6	4,518.0	(20.4)	13.6	18.3
Net loss attributable to noncontrolling interests	(4.6)	(0.3)	nm	—	—
Net earnings attributable to Starbucks	$3,599.2	$4,518.3	(20.3)	13.6%	18.3%
Net earnings per common share - diluted	$2.92	$3.24	(9.9)%
Weighted avg. shares outstanding - diluted	1,233.2	1,394.6
Cash dividends declared per share	$1.49	$1.32
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				48.7%	48.1%
Effective tax rate including noncontrolling interests				19.5%	21.8%

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Segment Results (in millions)

Americas

	Sep 29, 2019	Sep 30, 2018	% Change	Sep 29, 2019	Sep 30, 2018

Quarter Ended				As a % of Americas total net revenues
Net revenues:
Company-operated stores	$4,164.2	$3,790.3	9.9%	89.5%	89.0%
Licensed stores	484.0	466.1	3.8	10.4	10.9
Other	3.2	3.5	(8.6)	0.1	0.1
Total net revenues	4,651.4	4,259.9	9.2	100.0	100.0
Cost of sales	1,278.9	1,240.8	3.1	27.5	29.1
Store operating expenses	2,112.1	1,847.2	14.3	45.4	43.4
Other operating expenses	34.2	41.0	(16.6)	0.7	1.0
Depreciation and amortization expenses	180.6	161.7	11.7	3.9	3.8
General and administrative expenses	106.0	66.0	60.6	2.3	1.5
Restructuring and impairments	0.7	12.4	(94.4)	—	0.3
Total operating expenses	3,712.5	3,369.1	10.2	79.8	79.1
Operating income	$938.9	$890.8	5.4%	20.2%	20.9%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				50.7%	48.7%

Year Ended
Net revenues:
Company-operated stores	$16,288.2	$14,921.5	9.2%	89.2%	89.1%
Licensed stores	1,958.0	1,814.0	7.9	10.7	10.8
Other	12.8	13.1	(2.3)	0.1	0.1
Total net revenues	18,259.0	16,748.6	9.0	100.0	100.0
Cost of sales	5,174.7	4,884.1	5.9	28.3	29.2
Store operating expenses	8,064.8	7,248.6	11.3	44.2	43.3
Other operating expenses	159.8	151.2	5.7	0.9	0.9
Depreciation and amortization expenses	696.1	641.0	8.6	3.8	3.8
General and administrative expenses	323.9	305.1	6.2	1.8	1.8
Restructuring and impairments	56.9	33.4	70.4	0.3	0.2
Total operating expenses	14,476.2	13,263.4	9.1	79.3	79.2
Operating income	$3,782.8	$3,485.2	8.5%	20.7%	20.8%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				49.5%	48.6%

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International

	Sep 29, 2019	Sep 30, 2018	% Change	Sep 29, 2019	Sep 30, 2018

Quarter Ended				As a % of International total net revenues
Net revenues:
Company-operated stores	$1,315.9	$1,269.8	3.6%	83.7%	85.2%
Licensed stores	250.7	217.5	15.3	15.9	14.6
Other	5.5	2.5	120.0	0.3	0.2
Total net revenues	1,572.1	1,489.8	5.5	100.0	100.0
Cost of sales	486.1	447.8	8.6	30.9	30.1
Store operating expenses	597.3	590.6	1.1	38.0	39.6
Other operating expenses	31.9	24.4	30.7	2.0	1.6
Depreciation and amortization expenses	126.5	125.6	0.7	8.0	8.4
General and administrative expenses	82.4	78.9	4.4	5.2	5.3
Restructuring and impairments	12.0	26.6	(54.9)	0.8	1.8
Total operating expenses	1,336.2	1,293.9	3.3	85.0	86.9
Income from equity investees	26.8	26.5	1.1	1.7	1.8
Operating income	$262.7	$222.4	18.1%	16.7%	14.9%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				45.4%	46.5%

Year Ended
Net revenues:
Company-operated stores	$5,256.2	$4,702.1	11.8%	84.9%	84.7%
Licensed stores	917.0	837.0	9.6	14.8	15.1
Other	17.5	12.1	44.6	0.3	0.2
Total net revenues	6,190.7	5,551.2	11.5	100.0	100.0
Cost of sales	1,894.9	1,709.4	10.9	30.6	30.8
Store operating expenses	2,428.5	2,182.3	11.3	39.2	39.3
Other operating expenses	116.4	98.9	17.7	1.9	1.8
Depreciation and amortization expenses	511.5	447.6	14.3	8.3	8.1
General and administrative expenses	317.9	302.5	5.1	5.1	5.4
Restructuring and impairments	59.2	55.1	nm	1.0	1.0
Total operating expenses	5,328.4	4,795.8	11.1	86.1	86.4
Income from equity investees	102.4	117.4	(12.8)	1.7	2.1
Operating income	$964.7	$872.8	10.5%	15.6%	15.7%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				46.2%	46.4%

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Channel Development

	Sep 29, 2019	Sep 30, 2018	% Change	Sep 29, 2019	Sep 30, 2018

Quarter Ended				As a % of Channel Development net revenues
Net revenues	$508.1	$539.3	(5.8)%
Cost of sales	359.1	314.3	14.3	70.7%	58.3%
Other operating expenses	20.3	92.0	(77.9)	4.0	17.1
Depreciation and amortization expenses	0.3	0.1	nm	0.1	—
General and administrative expenses	2.6	3.3	(21.2)	0.5	0.6
Total operating expenses	382.3	409.7	(6.7)	75.2	76.0
Income from equity investees	65.1	61.2	6.4	12.8	11.3
Operating income	$190.9	$190.8	0.1%	37.6%	35.4%

Year Ended
Net revenues	$1,992.6	$2,297.3	(13.3)%
Cost of sales	1,390.0	1,252.3	11.0	69.8%	54.5%
Other operating expenses	76.2	286.5	(73.4)	3.8	12.5
Depreciation and amortization expenses	13.0	1.3	nm	0.7	0.1
General and administrative expenses	11.5	13.9	(17.3)	0.6	0.6
Total operating expenses	1,490.7	1,554.0	(4.1)	74.8	67.6
Income from equity investees	195.6	183.8	6.4	9.8	8.0
Operating income	$697.5	$927.1	(24.8)%	35.0%	40.4%

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Corporate and Other

	Sep 29, 2019	Sep 30, 2018	% Change
Quarter Ended
Net revenues	$15.4	$14.6	5.5%
Cost of sales	15.5	15.8	(1.9)
Store operating expenses	0.1	0.3	(66.7)
Other operating expenses	5.2	3.8	36.8
Depreciation and amortization expenses	37.3	39.2	(4.8)
General and administrative expenses	267.4	296.7	(9.9)
Restructuring and impairments	(0.9)	6.2	nm
Total operating expenses	324.6	362.0	(10.3)
Operating loss	$(309.2)	$(347.4)	(11.0)%

Year Ended
Net revenues:
Company-operated stores	$—	$66.7	nm
Licensed stores	—	1.2	nm
Other	66.3	54.5	21.7
Total net revenues	66.3	122.4	(45.8)
Cost of sales	67.3	84.9	(20.7)
Store operating expenses	0.3	41.3	(99.3)
Other operating expenses	18.6	18.3	1.6
Depreciation and amortization expenses	156.7	157.1	(0.3)
General and administrative expenses	1,170.8	1,086.7	7.7
Restructuring and impairments	19.7	135.9	(85.5)
Total operating expenses	1,433.4	1,524.2	(6.0)
Operating loss	$(1,367.1)	$(1,401.8)	(2.5)%
Corporate and Other primarily consists of our unallocated corporate operating expenses, Evolution Fresh and formerly, the Teavana retail business.

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STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except per share data)

	Sep 29, 2019	Sep 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$2,686.6	$8,756.3
Short-term investments	70.5	181.5
Accounts receivable, net	879.2	693.1
Inventories	1,529.4	1,400.5
Prepaid expenses and other current assets	488.2	1,462.8
Total current assets	5,653.9	12,494.2
Long-term investments	220.0	267.7
Equity investments	396.0	334.7
Property, plant and equipment, net	6,431.7	5,929.1
Deferred income taxes, net	1,765.8	134.7
Other long-term assets	479.6	412.2
Other intangible assets	781.8	1,042.2
Goodwill	3,490.8	3,541.6
TOTAL ASSETS	$19,219.6	$24,156.4
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,189.7	$1,179.3
Accrued liabilities	3,499.5	2,298.4
Insurance reserves	210.5	213.7
Stored value card liability and current portion of deferred revenue	1,269.0	1,642.9
Current portion of long-term debt	—	349.9
Total current liabilities	6,168.7	5,684.2
Long-term debt	11,167.0	9,090.2
Deferred revenue	6,744.4	6,775.7
Other long-term liabilities	1,370.5	1,430.5
Total liabilities	25,450.6	22,980.6
Shareholders’ equity:
Common stock ($0.001 par value) — authorized, 2,400.0 shares; issued and outstanding, 1,184.6 and 1,309.1 shares, respectively	1.2	1.3
Additional paid-in capital	41.1	41.1
Retained earnings/(deficit)	(5,771.2)	1,457.4
Accumulated other comprehensive loss	(503.3)	(330.3)
Total shareholders’ equity/(deficit)	(6,232.2)	1,169.5
Noncontrolling interests	1.2	6.3
Total equity/(deficit)	(6,231.0)	1,175.8
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)	$19,219.6	$24,156.4

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in millions)

Fiscal Year Ended	Sep 29, 2019	Sep 30, 2018	Oct 1, 2017
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$3,594.6	$4,518.0	$2,884.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,449.3	1,305.9	1,067.1
Deferred income taxes, net	(1,495.4)	714.9	95.1
Income earned from equity method investees	(250.6)	(242.8)	(310.2)
Distributions received from equity method investees	216.8	226.8	186.6
Gain resulting from acquisition of joint venture	—	(1,376.4)	—
Net gain resulting from divestiture of certain retail operations	(622.8)	(499.2)	(93.5)
Stock-based compensation	308.0	250.3	176.0
Goodwill impairments	10.5	37.6	87.2
Other	187.9	89.0	68.9
Cash provided by changes in operating assets and liabilities:
Accounts receivable	(197.7)	131.0	(96.8)
Inventories	(173.0)	(41.2)	14.0
Prepaid expenses and other current assets	922.0	(839.5)	(20.0)
Income taxes payable	1,237.1	146.0	(91.9)
Accounts payable	31.9	391.6	46.4
Deferred revenue	(30.5)	7,109.4	130.8
Other operating assets and liabilities	(141.1)	16.4	107.2
Net cash provided by operating activities	5,047.0	11,937.8	4,251.8
INVESTING ACTIVITIES:
Purchases of investments	(190.4)	(191.9)	(674.4)
Sales of investments	298.3	459.0	1,054.5
Maturities and calls of investments	59.8	45.3	149.6
Acquisitions, net of cash acquired	—	(1,311.3)	—
Additions to property, plant and equipment	(1,806.6)	(1,976.4)	(1,519.4)
Net proceeds from the divestiture of certain operations	684.3	608.2	85.4
Other	(56.2)	5.6	54.3
Net cash used by investing activities	(1,010.8)	(2,361.5)	(850.0)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	1,996.0	5,584.1	750.2
Repayments of long-term debt	(350.0)	—	(400.0)
Proceeds from issuance of common stock	409.8	153.9	150.8
Cash dividends paid	(1,761.3)	(1,743.4)	(1,450.4)
Repurchase of common stock	(10,222.3)	(7,133.5)	(2,042.5)
Minimum tax withholdings on share-based awards	(111.6)	(62.7)	(82.8)
Other	(17.5)	(41.2)	(4.4)
Net cash used by financing activities	(10,056.9)	(3,242.8)	(3,079.1)
Effect of exchange rate changes on cash and cash equivalents	(49.0)	(39.5)	10.8
Net increase/(decrease) in cash and cash equivalents	(6,069.7)	6,294.0	333.5
CASH AND CASH EQUIVALENTS:
Beginning of period	8,756.3	2,462.3	2,128.8
End of period	$2,686.6	$8,756.3	$2,462.3
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$299.5	$137.1	$96.6
Income taxes, net of refunds	$470.1	$1,176.9	$1,389.1

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Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended
($ in millions)	Sep 29, 2019	Sep 30, 2018	Change (%)
Revenues	$4,245.9	$3,908.7	9%
Comparable Store Sales Growth (1)	6%	4%
Change in Transactions	3%	(1%)
Change in Ticket	3%	5%
Store Count	15,049	14,612	3%
(1) Includes only Starbucks® company-operated stores open 13 months or longer. The results from Siren Retail operations are not reflected in comparable store sales.
China Supplemental Data

	Quarter Ended
($ in millions)	Sep 29, 2019	Sep 30, 2018	Change (%)
Revenues	$763.0	$669.6	14%
Comparable Store Sales Growth (1)	5%	1%
Change in Transactions	2%	(2%)
Change in Ticket	3%	3%
Store Count	4,125	3,522	17%
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effect of fluctuations in foreign currency exchange rates and Siren Retail stores.

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Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Year Ended		Stores open as of
	Sep 29, 2019	Sep 30, 2018	Sep 29, 2019	Sep 30, 2018	Sep 29, 2019	Sep 30, 2018
Americas:
Company-operated stores	117	96	284	275	9,974	9,690
Licensed stores	97	156	323	624	8,093	7,770
Total Americas	214	252	607	899	18,067	17,460
International (1):
Company-operated stores	214	175	209	2,079	5,860	5,651
Licensed stores	202	187	1,128	(680)	7,329	6,201
Total International	416	362	1,337	1,399	13,189	11,852
Corporate and Other (2):
Company-operated stores	—	—	—	(288)	—	—
Licensed stores	—	(10)	(12)	(25)	—	12
Total Corporate and Other	—	(10)	(12)	(313)	—	12

Total Company	630	604	1,932	1,985	31,256	29,324
(1) International store data includes the transfer of 82 company-operated retail stores in France and the Netherlands to licensed stores in the second quarter of fiscal 2019, the transfer of 377 company-operated stores in Thailand to licensed stores as a result of the sale of operations toward the end of the third quarter of fiscal 2019 and the transfer of 1,477 licensed stores in East China to company-operated retail stores as a result of the purchase of our East China joint venture on December 31, 2017.
(2) Corporate and Other store data includes the closure of 313 Teavana retail stores in fiscal 2018 and 12 Teavana retail stores in the first quarter of fiscal 2019.

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Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. Our non-GAAP financial measures of non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP EPS exclude the below-listed items and their related tax impacts, as they do not contribute to a meaningful evaluation of the company's future operating performance or comparisons to the company's past operating performance. The GAAP measures most directly comparable to non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP EPS are general and administrative expenses, operating income, operating income growth, operating margin, effective tax rate and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
East China acquisition-related gain	Management excludes the gain on the purchase of our East China joint venture as this incremental gain was specific to the purchase activity and for reasons discussed above.
Sale of Taiwan joint venture operations	Management excludes the gain related to the sale of our Taiwan joint venture operations as this incremental gain was specific to the sale activity and for reasons discussed above.
Sale of Tazo brand
Management excludes the net gain on the sale of our assets associated with our Tazo brand and associated transaction costs as these items do not reflect future gains, losses, costs or tax benefits and for reasons discussed above.

Sale of certain retail operations
Management excludes the gains and net loss related to the sale of our Thailand, France, the Netherlands and Brazil retail operations as these items do not reflect future gains, losses or tax impacts for reasons discussed above.

Restructuring, impairment and optimization costs
Management excludes restructuring charges and business process optimization costs related to strategic shifts in its Teavana, U.S., International, e-commerce and other business units. Additionally, management excludes expenses related to divesting certain lower-margin businesses and assets, such as closure of certain company-operated stores and Switzerland intangible asset impairments. Management excludes these items for reasons discussed above. These expenses are anticipated to be completed within a finite period of time.

Transaction and integration-related costs
Management excludes transaction and integration costs and amortization of the acquired intangible assets for reasons discussed above. Additionally, the majority of these costs will be recognized over a finite period of time.

2018 U.S. stock award	Management excludes the incremental stock-based compensation award granted in the third quarter of fiscal 2018 for reasons discussed above.
Nestlé transaction-related costs	Management excludes the transaction-related costs associated with Nestlé for reasons discussed above.
Other tax matters
On December 22, 2017, the Tax Cuts and Jobs Act was signed into U.S. law. Management excludes the estimated transition tax on undistributed foreign earnings, the impacts of estimated incremental foreign withholding taxes on expected repatriated earnings and the re–measurement of deferred tax assets and liabilities due to the reduction of the U.S. federal corporate income tax rate for reasons discussed above.

Non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP EPS may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

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STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

($ in millions)	Quarter Ended
Consolidated	Sep 29, 2019	Sep 30, 2018	Change
General and administrative expenses, as reported (GAAP)	$458.4	$444.9	3.0%
Restructuring, impairment and optimization costs (1)	0.2	(5.1)
International transaction and integration-related items (2)	(8.0)	(4.0)
2018 U.S. stock award (3)	—	(24.1)
Nestlé transaction-related costs	0.1	(9.7)
Non-GAAP G&A	$450.7	$402.0	12.1%

Operating income, as reported (GAAP)	$1,083.3	$956.6	13.2%
Restructuring, impairment and optimization costs (1)	12.8	50.0
International transaction and integration-related items (2)	64.5	63.1
2018 U.S. stock award (3)	—	24.1
Nestlé transaction-related costs	0.1	49.3
Non-GAAP operating income	$1,160.7	$1,143.1	1.5%

Operating margin, as reported (GAAP)	16.1%	15.2%	90 bps
Restructuring, impairment and optimization costs (1)	0.2	0.8
International transaction and integration-related items (2)	0.9	1.0
2018 U.S. stock award (3)	—	0.4
Nestlé transaction-related costs	—	0.8
Non-GAAP operating margin	17.2%	18.1%	(90) bps

Diluted net earnings per share, as reported (GAAP)	$0.67	$0.56	19.6%
Restructuring, impairment and optimization costs (1)	0.01	0.04
International transaction and integration-related items (2)	0.05	0.05
2018 U.S. stock award (3)	—	0.02
Nestlé transaction-related costs	—	0.04
Other tax matters (4)	—	0.01
Income tax effect on Non-GAAP adjustments (5)	(0.03)	(0.09)
Non-GAAP EPS	$0.70	$0.62	12.9%

(1)
Represents costs associated with our restructuring efforts, primarily severance, lease termination costs and asset impairments related to certain company-operated store closures, as well as business process optimization costs, largely consulting fees.

(2)
Includes transaction costs for the acquisition of our East China joint venture and the divestitures of our Taiwan joint venture and Thailand retail operations; ongoing amortization expense of acquired intangible assets associated with the acquisition of East China and Starbucks Japan; and the related post-acquisition integration costs, such as incremental information technology and compensation-related costs.

(3)	Represents incremental stock-based compensation award for U.S. partners (employees).

(4)
Represents the estimated impact of the U.S. Tax Cuts and Jobs Act, specifically the transition tax on undistributed foreign earnings, estimated incremental foreign withholding taxes on expected repatriated earnings and the re-measurement of deferred taxes.

(5)	Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

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Q4 QTD FY19 NON-GAAP DISCLOSURE DETAILS (Pretax $ in millions and USD)

Q4 QTD FY19	Americas	International		Channel Development	Corporate and Other			Consolidated
Statement of Earnings Line Item	Restructuring, Impairment and Optimization Costs	International Transaction and Integration Costs	Restructuring, Impairment and Optimization Costs	Nestlé Transaction-Related Costs	International Transaction and Integration Costs	Nestlé Transaction- Related Costs	Restructuring, Impairment & Optimization Costs	Total Non-GAAP Adjustment
Net revenue
Cost of sales							(0.2)	(0.2)
Store operating expenses		3.4						3.4
Other operating expenses			1.4	0.3		(0.1)		1.6
Depreciation and amortization expenses		53.1						53.1
General and administrative expenses	(0.4)	7.7	0.3		0.3	(0.1)	(0.1)	7.7
Restructuring and impairments	0.7		12.0				(0.9)	11.8
Income from equity investees
Total impact to operating income	(0.3)	(64.2)	(13.7)	(0.3)	(0.3)	0.2	1.2	(77.4)

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($ in millions)	Year Ended
Consolidated	Sep 29, 2019	Sep 30, 2018	Change
General and administrative expenses, as reported (GAAP)	$1,824.1	$1,708.2	6.8%
Restructuring, impairment and optimization costs (1)	(9.3)	(10.0)
International transaction and integration-related items (2)	(29.7)	(38.0)
2018 U.S. stock award (3)	(61.3)	(45.8)
Nestlé transaction-related costs	(1.8)	(16.9)
Sale of certain retail operations transaction costs	—	(1.1)
Sale of Tazo brand	—	(2.2)
Non-GAAP G&A	$1,722.0	$1,594.2	8.0%

Operating income, as reported (GAAP)	$4,077.9	$3,883.3	5.0%
Restructuring, impairment and optimization costs (1)	146.2	239.0
International transaction and integration-related items (2)	262.0	224.2
2018 U.S. stock award (3)	61.3	45.8
Nestlé transaction-related costs	12.6	61.3
Sale of certain retail operations transaction costs	—	1.6
Sale of Tazo brand	—	2.2
Non-GAAP operating income	$4,560.0	$4,457.4	2.3%

Operating margin, as reported (GAAP)	15.4%	15.7%	(30) bps
Restructuring, impairment and optimization costs (1)	0.6	1.0
International transaction and integration-related items (2)	1.0	0.9
2018 U.S. stock award (3)	0.2	0.2
Nestlé transaction-related costs	—	0.3
Non-GAAP operating margin	17.2%	18.0%	(80) bps

Diluted net earnings per share, as reported (GAAP)	$2.92	$3.24	(9.9)%
East China acquisition-related gain	—	(0.99)
Sale of Taiwan joint venture operations	—	(0.11)
Sale of Tazo brand	—	(0.25)
Gain on sale of certain retail operations	(0.51)	0.01
Restructuring, impairment and optimization costs (1)	0.12	0.17
International transaction and integration-related items (2)	0.21	0.16
2018 U.S. stock award (3)	0.05	0.03
Nestlé transaction-related costs	0.01	0.04
Other tax matters (4)	0.06	0.13
Income tax effect on Non-GAAP adjustments (5)	(0.03)	(0.02)
Non-GAAP EPS	$2.83	$2.42	16.9%

(1)
Represents costs associated with our restructuring efforts, primarily severance, lease termination costs and asset impairments related to certain company-operated store closures, as well as business process optimization costs, largely consulting fees.

(2)
Includes transaction costs for the acquisition of our East China joint venture and the divestitures of our Taiwan joint venture and Thailand retail operations; ongoing amortization expense of acquired intangible assets associated with the acquisition of East China and Starbucks Japan; and the related post-acquisition integration costs, such as incremental information technology and compensation-related costs.

(3)	Represents incremental stock-based compensation award for U.S. partners (employees).

(4)
Represents the estimated impact of the U.S. Tax Cuts and Jobs Act, specifically the transition tax on undistributed foreign earnings, estimated incremental foreign withholding taxes on expected repatriated earnings and the re-measurement of deferred taxes.

(5)	Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

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YTD FY19 NON-GAAP DISCLOSURE DETAILS (Pretax $ in millions and USD)

Q4 YTD FY19	Americas	International		Channel Development		Corporate and Other				Consolidated
Statement of Earnings Line Item	Restructuring, Impairment and Optimization Costs	International Transaction and Integration Costs	Restructuring, Impairment and Optimization Costs	Nestlé Transaction- Related Costs	Restructuring, Impairment and Optimization Costs	International Transaction and Integration Costs	Nestlé Transaction- Related Costs	2018 U.S. Stock Award	Restructuring, Impairment & Optimization Costs	Total Non-GAAP Adjustment
Net revenue
Cost of sales									(0.4)	(0.4)
Store operating expenses	(0.1)	17.0	0.0							16.9
Other operating expenses	0.0		3.6	10.8	0.2					14.6
Depreciation and amortization expenses		213.1								213.1
General and administrative expenses	(1.5)	29.1	4.9			0.6	1.8	61.3	5.9	102.1
Restructuring and impairments	56.9		59.2						19.7	135.8
Income from equity investees
Total impact to operating income	(55.3)	(259.2)	(67.7)	(10.8)	(0.2)	(0.6)	(1.8)	(61.3)	(25.2)	(482.1)

Non-Operating gains
Gains resulting from divestiture of certain operations										(622.8)

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Year Ended
Consolidated	Sep 27, 2020
(Projected)
Operating Income Growth (GAAP)	15 - 17%
International transaction and integration-related items (1)	(1)%
Restructuring, impairment and optimization costs	(4)%
2018 U.S. stock award	(2)%
Non-GAAP Operating Income Growth	8 - 10%

Diluted net earnings per share (GAAP)	$ 2.84 - 2.89
International transaction and integration-related items (1)	0.21
Restructuring, impairment and optimization costs	—
Income tax effect on Non-GAAP adjustments (2)	(0.05)
Non-GAAP EPS	$ 3.00 - 3.05

(1)
Includes ongoing amortization expense of acquired intangible assets associated with the acquisition of our East China joint venture and Starbucks Japan; and the related post-acquisition integration costs, such as incremental information technology and compensation-related costs.

(2)	Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

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